                                                                   Exhibit 10.16

               --------------------------------------------------


                            SHARE PURCHASE AGREEMENT


                                     BETWEEN


                            PARADIGM GEOPHYSICAL LTD.


                                       AND




                               EASTGATE FUND L.P.

                         EASTGATE INTERNATIONAL LIMITED.

                                MR. HARRIS KAPLAN

                          BERMAN EASTGATE GROWTH FUND.


               --------------------------------------------------



                           Dated as of April ___, 1999


               --------------------------------------------------

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I  THE TRANSACTIONS ...........................................        2
   1.1 Purchase and Sale ..............................................        3
   1.2 Payment of Purchase Price ......................................        3
   1.3 The Closing ....................................................        3
ARTICLE II  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER ...........        3
   2.1 Organization ...................................................        3
   2.2 Authority ......................................................        3
   2.3 No Violation ...................................................        3
   2.4 Securities Act Representation ..................................        4
   2.5 Shareholding
   2.5 Purchase for Investment ........................................        4
   2.6 Status of Purchaser ............................................        4
   2.7 Legends ........................................................        4
ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE COMPANY ............        5
   3.1 Corporate Organization .........................................        5
   3.2 Share Capital ..................................................        5
   3.3 Share Capital of Subsidiaries ..................................        6
   3.4 Newly Issued Shares ............................................        6
   3.5 Authority; Enforcement .........................................        6
   3.6 No Violation ...................................................        6
   3.7 Brokers ........................................................        7
   3.8 Foreign Private Issuer .........................................        7
   3.9 Commission Reports .............................................        7
   3.10 Litigation ....................................................        7
   3.11 Disclosure ....................................................        7
   3.12 Intellectual Property and Other Tangible Assets ...............        8
   3.13 Industrial Company ............................................        9
   3.14 Compliance with Laws ..........................................        9
   3.15 Insurance .....................................................        9
   3.16 Foreign Corrupt Practices Act .................................        9
   3.17 Foreign Currency Hedging Transactions .........................        9
   3.18 Contracts .....................................................       10
   3.19 Financial Statements ..........................................       10
   3.20 No Undisclosed Liabilities ....................................       10
   3.21 Listing of Ordinary Shares ....................................       10
   3.22 Taxes .........................................................       10
   3.23 Certain Relationships .........................................       11
   3.24 HSR Act .......................................................       11
ARTICLE IV  COVENANTS AND AGREEMENTS ..................................       11
   4.1 Best Efforts ...................................................       11
   4.2 Indemnification ................................................       11
   4.3 Registration of Conversion of Preferred Shares .................       13
   4.4 The Company shall not...........................................
ARTICLE V  CONDITIONS PRECEDENT .......................................       12
   5.1 Conditions to Each Party's Obligations .........................       13
   5.2 Conditions to the Obligations of the Company ...................       13
   5.3 Conditions to the Obligations of the Purchaser .................       13
ARTICLE VI  MISCELLANEOUS .............................................       15
   6.1 Amendment ......................................................       16

   6.2 Waiver .........................................................       16
   6.3 Termination ....................................................       16
   6.4 Notices ........................................................       16
   6.5 Headings; Agreement ............................................       17
   6.6 Publicity ......................................................       17
   6.7 Entire Agreement ...............................................       17
   6.8 Conveyance Taxes ...............................................       17
   6.9 Assignment .....................................................       17
   6.10 Counterparts ..................................................       17
   6.11 Governing Law .................................................       17
   6.12 Third Party Beneficiaries .....................................       18
   6.13 Costs and Expenses ............................................       18


casgsp (paradigm)

                            SHARE PURCHASE AGREEMENT


                  SHARE PURCHASE AGREEMENT (the "Agreement") dated as of April __, 1999 by and between Paradigm Geophysical Ltd., an Israeli corporation (the "Company"), and Eastgate Fund, L.P., an Iowa limited partnership, Eastgate International Limited, a corporation formed under the laws of the Commonwealth of the Bahamas, Mr. Harris Kaplan, a North Carolina resident, and Berman Eastgate Growth Fund, an Iowa partnership (collectively the "Purchasers").


                                R E C I T A L S:

                  WHEREAS, the Purchasers wish to purchase from the Company, and the Company wishes to sell to the Purchasers, the number of Ordinary Shares (NIS
0.5 par value) of the Company (the "Ordinary Shares") as is set forth in Section
1.1 below, on the terms and subject to the conditions set forth herein;




                               A G R E E M E N T:

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions contained herein, the sufficiency of which is hereby acknowledged, and in order to set forth the terms and conditions of the transactions described herein and the mode of carrying the same into effect, the parties hereby agree as follows:


                                    ARTICLE I

                                THE TRANSACTIONS

                  1.1      Purchase and Sale.

                  Subject to the terms and conditions of this Agreement, Purchasers agree to purchase from the Company and the Company agrees to sell to Purchasers at the Closing (as defined below) 263,158 Ordinary Shares, NIS 0.5 nominal value, of the Company (the "Shares") in consideration for an aggregate purchase price of $1,500,000, representing 2.02% of the issued and outstanding share capital of the Company immediately after the Closing (and approximately 1.67% on a fully diluted basis, assuming exercise of all outstanding warrants and options and assuming the investment by Purchasers as described below).

                  The amount of Shares to be purchased by each Purchaser and the purchase price to be paid by each of the Purchasers is as follows:

                PURCHASER                             NUMBER OF SHARES                         PURCHASE PRICE
                ---------                             ----------------                         --------------
            Eastgate Fund, LP                             105,263                                 $600,000
     Eastgate International Limited                        87,719                                 $500,000
              Harris Kaplan                                17,544                                 $100,000
       Berman Eastgate Growth Fund                         52,632                                 $300,000

                  1.2      Payment of Purchase Price.

                  (a) Payment by Purchasers of the aggregate purchase price for the Shares shall be made in cash via wire transfer of immediately available funds to a bank account designated by the Company on the Closing Date (as defined below). At the Closing, the Company shall deliver to each of the Purchasers a certificate registered in the name of each such Purchasers representing the Shares purchased by such Purchaser in accordance with Section
1.1 hereof and shall deliver to a representative of the Purchasers the documents specified in Section 5.3 below.

                  1.3      The Closing.

                  Subject to the fulfillment of the conditions precedent specified in Article V hereof (any or all of which may be waived in writing by the respective parties whose performance is conditioned upon satisfaction of such conditions precedent), the purchase and sale of the Shares shall be consummated at a closing (the "Closing") to be held simultaneously with the Closing of the transactions contemplated by the Share Purchase Agreement dated as of April 14, 1999, between the Company and Shamrock Holdings, Inc. (the "Shamrock Agreement"), at the offices of Efrati, Galili & Co., 6 Wissotsky Street, Tel Aviv, Israel, on May 3, 1999, at 10:00 am, Israeli time, or as soon as practicable thereafter following the satisfaction or waiver of all relevant conditions precedent specified in Article V hereof, or at such other place and time as the Company and Purchasers shall mutually agree (the date on which the Closing occurs being herein referred to as the "Closing Date").

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                                OF THE PURCHASERS

                  Each of the Purchasers severally represents and warrants to the Company, as to all matters relevant thereto, as follows:

                  2.1 Organization. Each Purchaser which is a corporation is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.

                  2.2 Authority. Each Purchaser which is a corporation has full corporate power and authority to execute and deliver this Agreement and each other agreement contemplated hereby, to carry out its obligations hereunder and to consummate the transactions contemplated on its part hereby. The execution, delivery and performance of this Agreement and each other agreement contemplated hereby by each Purchaser which is a corporation has been duly authorized by all necessary corporate action on the part of each such Purchaser, and no other action on the part of each such Purchaser is necessary to authorize the execution and delivery of this Agreement and each other agreement contemplated hereby or the performance by each such Purchaser of its obligations hereunder. This Agreement has been duly executed and delivered by each such Purchaser and constitutes a legal, valid and binding agreement of each such Purchaser, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  2.3 No Violation. The execution and delivery of this Agreement and the Registration Rights Agreement (as defined below) by such Purchaser, the performance of such Purchaser's obligations hereunder and thereunder and the consummation by such Purchaser of the transactions contemplated hereby and thereby will not (a) violate any provision of law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to such Purchaser, (b) require the consent, waiver, approval, license or authorization of or any filing by such Purchaser with any person or governmental authority, except for filings to be made in connection with or in compliance with the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Regulation D as promulgated under the Securities Act of 1933, as amended (the "Securities Act") and applicable state securities laws, and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), to the extent applicable, or (c) violate, result (with or without notice or the passage of time, or both) in a material breach of or give rise to the right to accelerate, terminate or cancel any obligation under or constitute (with or without notice or the passage of time, or both) a material default under, any of the terms or provisions of any charter or bylaw, partnership agreement, indenture, mortgage, agreement, contract, order, judgment, ordinance, regulation or decree to which such Purchaser is subject or by which such Purchaser is bound except for any of the foregoing matters which would not have, individually or in the aggregate, a material and adverse effect upon the operations, financial condition or results of operations (a "Material Adverse Effect") on such Purchaser.

                  2.4 Securities Act Representation. Such Purchaser is an "accredited investor" as defined in Rule 501 promulgated as part of Regulation D under the Securities Act. Each of the Purchasers is not acquiring the Shares with a view to a distribution or resale of any of such securities in violation of any applicable securities laws.

                  2.5 Purchase for Investment. This Agreement is concluded with each Purchaser in reliance upon each such Purchaser's representation to the Company that the Shares to be issued to such Purchaser will be acquired for investment for the Purchaser's own account, and not with a view to the sale or distribution of any part thereof.

                  2.6 Status of Purchasers. Each Purchaser is purchasing the Shares for such Purchaser's own account and not with the intention of effecting an offering of the Shares to the public. Each Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to investments in securities such as the Shares. Subject to the Company's representations made in this Agreement being correct, each such Purchaser has requested from the Company all information such Purchaser would deem relevant in making a decision to execute this Agreement and to purchase the Shares.

                  2.7 Legends. Each Purchaser agrees that the certificates representing the Shares purchased hereunder shall bear the legend set forth below:

                  "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO THE DISTRIBUTION THEREOF, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED OR PLEDGED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAW COVERING SUCH SECURITIES OR THE CORPORATION RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE CORPORATION OR OTHER EVIDENCE REASONABLY ACCEPTABLE TO THE CORPORATION INDICATING THAT SUCH SALE, TRANSFER,

                  ASSIGNMENT OR PLEDGE IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAW."

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

                  The Company represents and warrants to the Purchasers as follows:

                  3.1 Corporate Organization. Each of the Company and its subsidiaries, as listed on Schedule 3.1, which indicates their respective jurisdictions of organization (the "Subsidiaries"), is a corporation or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization with all requisite corporate power and authority to lease its properties and to carry on its business as it is now being conducted, and is qualified or licensed to do business and is in good standing in each jurisdiction in which it currently carries on business, except where the failure to be so qualified or licensed or be in good standing would not reasonably be expected, individually or in the aggregate, to have, a material and adverse effect upon the operations, financial condition or results of operations of the Company and its Subsidiaries considered as a whole (a "Material Adverse Effect"). True and complete copies of the Articles of Association and the Memorandum of Association of the Company, each as amended to date, have been delivered to the Purchaser.

                  3.2 Share Capital. The authorized share capital of the Company consists in its entirety of 18,000,000 Ordinary Shares, of which, as of the date hereof, 13,026,336 are issued and outstanding (assuming the issuance of 877,193 shares to Shamrock Holdings Inc. pursuant to the Shamrock Agreement) and 2,000,000 Special Preferred Shares, none of which are issued and outstanding. In addition, (a) an aggregate of 2,285,600 Ordinary Shares are reserved for issuance pursuant to the Company's 1994 Stock Option Plan for key employees, the May 1994 Stock Option Plan, the 1994 General Stock Option Plan, the 1997 Stock Option Plan for Qualifying Israel Employees, the 1997 Executive Stock Option Plan and the 1997 Stock Option Plan for U.S. Employees (collectively, the "1994 and 1997 Stock Option Plans"), of which options to purchase 1,578,216 Ordinary Shares were outstanding as of the date hereof and (b) 725,620 Ordinary Shares are reserved for issuance in connection with the exercise of certain outstanding warrants. In addition, the Company has undertaken to issue warrants to purchase 250,000 Ordinary Shares of the Company to Schroder & Co., upon the closing of this Agreement, exercisable at a price per share which is no less than the purchase price per Share payable hereunder. Other than the Shareholder Agreement (as defined below), which shall be terminated prior to the Closing, the Company is not aware of any other shareholders agreement or voting agreement affecting or binding upon the capital shares of the Company. All of the outstanding shares have been duly authorized and validly issued, are fully paid and non-assessable, are not subject to preemptive rights, and are owned by the Company's shareholders free and clear of any liens, encumbrances, security interests, adverse claims or equities or rights in favor of another ("Encumbrances") imposed or created by the Company. Except as set forth in Schedule 3.2, none of the outstanding capital shares of the Company are subject to any co-sale right, registration right, right of first refusal or other similar right to purchase any shares pursuant to any agreement to which the Company is a party or otherwise imposed or created by the Company or imposed by Israeli law. Other than as described above, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, plans or arrangements to issue, any capital shares of the Company or any security convertible into or exchangeable for share capital of the Company. All shares to be issued upon the exercise of outstanding warrants or options or upon the conversion of any security shall be, when issued or sold in accordance with the terms of the applicable agreements, validly issued, fully paid and non-assessable.

                  3.3 Share Capital of Subsidiaries. All the issued share capital and other equity securities of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, with no personal liability attaching thereto solely by virtue of the ownership thereof and are legally and beneficially owned by the Company directly, or indirectly through one of its other Subsidiaries, free and clear of all Encumbrances, and there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue, any capital shares or other equity securities of any Subsidiary of the Company or any security convertible or exchangeable or exercisable for capital shares or other equity securities of any Subsidiary of the Company; except for the capital shares or other equity securities of each Subsidiary of the Company owned by the Company directly, or indirectly through one of its other Subsidiaries, neither the Company nor any of its Subsidiaries owns, directly or indirectly, any capital shares of any corporation or has or owns any equity securities in any firm, partnership, joint venture or other entity. Except for Paradigm Geophysical Corp., no Subsidiary of the Company is a Significant Subsidiary, as such term is defined in Rule 405 of the rules and regulations of the Securities and Exchange Commission (the "Commission") under the Securities Act.

                  3.4 Newly Issued Shares. The Shares to be sold and issued by the Company to the Purchasers in accordance with the terms of this Agreement have been duly authorized and, when issued as contemplated hereby, will be validly issued, fully paid and non-assessable, and no other person has any preemptive right, option, warrant, subscription agreement or other right with respect to such Shares. Upon the issuance of the Shares, the Purchasers will acquire good and marketable title to the Shares free clear of any and all Encumbrances, except any such Encumbrance as may be created pursuant to this Agreement or by Purchasers.

                  3.5 Authority; Enforcement. The Company has full corporate power and authority to execute and deliver this Agreement, the Registration Rights Agreement, the Amendment to 1997 Warrants, the Amendment to 1996 Purchase Agreement, the Amendment to 1995 Purchase Agreement, the Amendment to 1994 Warrants, the Shareholders Agreement and each other agreement contemplated hereby (collectively the "Agreements"), to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated on its part hereby and thereby. The execution, delivery and performance by the Company of the Agreements and the consummation of the transactions contemplated have been duly authorized by the Board, and no other corporate proceedings on the part of the Company are necessary to authorize the Company's issuance of the Shares to be issued pursuant to this Agreement, the Company's entering into the Agreements or the execution and delivery of the Agreements by the Company or the performance by the Company of its obligations thereunder. The Agreements have been duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company, enforceable against the Company and each party thereto in accordance with their terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  3.6 No Violation. The execution and delivery by the Company of the Agreements, the performance by the Company of its obligations thereunder and the consummation by it of the transactions contemplated thereby will not (a) violate any provision of law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to the Company or any of its Subsidiaries, or (b) require the consent, waiver, approval, license or authorization of or any filing by the Company with any person or governmental authority, except for filings to be made or consents to be obtained in connection with or in compliance with the provisions of the Exchange Act, Regulation D as promulgated under the Securities Act, applicable state securities laws, the Chief Scientist of the Israeli Ministry of Industry and Commerce, the Investment Center, Bank Hapoalim B.M. and the Bank for Industrial Development in Israel Ltd. and (with respect to registration rights to be granted to Purchasers under the Registration Rights Agreement) certain existing shareholders and warrant holders of the Company who have registration rights as specified in Section 5.3, or (c) violate, result (with or without notice or the passage of time, or both) in a breach of or give rise to the right to accelerate, terminate or cancel any obligation under or constitute (with or without notice or the passage of time, or both) a default under any of the terms or provisions of any charter, articles of association, or bylaw, partnership agreement, indenture, mortgage, agreement, contract, order, judgment, ordinance, regulation or decree to which the Company or any of its Subsidiaries is subject or by which the Company or any of its Subsidiaries is bound, except for any of the foregoing matters which would not have, individually or in the aggregate, a Material Adverse Effect.

                  3.7 Brokers. Except as set forth in Section 3.2, the Company has not paid or become obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with this Agreement.

                  3.8 Foreign Private Issuer. The Company is a "foreign private issuer," as defined in Rule 3b-4 of the Exchange Act.

                  3.9 Commission Reports. Since its initial public offering in June 1998, the Company has filed with the Commission all reports, filings, proxy materials and registration statements required to be filed by it as a foreign private issuer listed on the Nasdaq National Market pursuant to the federal securities laws and has made all other filings with the Commission required to be made where the failure to have made such filing has or is expected by the Company to have a Material Adverse Effect on the Company (collectively and together with the Company's Registration Statement on Form F-1, Commission File No. 333-7926 (the "Registration Statement"), the "Commission Filings"). The Commission Filings did not (as of their respective filing dates, mailing dates or effective dates, as the case may be) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company has fully complied in all material respects with the Israeli Securities Law of 1968 and with the applicable term of any exemption granted thereunder. The Company acknowledges that the Purchaser is relying on the Commission Filings with respect to its purchases of the Shares pursuant to this Agreement.

                  3.10 Litigation. Except as disclosed in Commission Filings prior to the date hereof or in Schedule 3.10, there is no legal action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or the assets of any of them which could have, individually or in the aggregate, a Material Adverse Effect , or interfere with the Company's ability to perform or observe any obligation or condition under the Agreements. Except as disclosed in
Schedule 3.10, there is no basis for a claim or a potential claim affecting the Company or any of its Subsidiaries which could have a Material Adverse Effect.

                  3.11 Disclosure. To the best knowledge of the Company after due inquiry, there is no fact or facts (excluding general economic conditions and prevailing economic conditions generally affecting the oil and gas industry) peculiar to the Company or any of its Subsidiaries which the Company has not disclosed to the Purchasers in writing or in the Commission Filings which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or interfere with the ability of the Company to perform the Agreements.

                  3.12     Intellectual Property and Other Tangible Assets.

                    (a) The Company and the Subsidiaries (i) own or have the right to use, free and clear of all liens, claims and restrictions, all patents, trademarks, service marks, trade names and copyrights, and applications, licenses and rights with respect to the foregoing, and all trade secrets including know-how, inventions, designs, processes, works of authorship, computer programs and technical data and information (collectively, "Intellectual Property") used and sufficient for use in the conduct of its business as now conducted and/or as presently proposed to be conducted without infringing upon or violating, in any material respect, any right, lien, or claim of others, including without limitation the rights of former employees and former employers of its past and present employees and, (ii) except as described in Schedule 3.12, which lists by payee the amount of royalties or fees in excess of $50,000 per year that the Company or any of its Subsidiaries is obligated to pay, are not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, service mark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise.

                    (b) Any and all Intellectual Property of any kind, relating to the business of the Company, currently being developed by any employee of the Company or any Subsidiary while in the employ of the Company or such Subsidiary, shall be the property solely of the Company or such Subsidiary. The Company and each Subsidiary has taken security measures to protect the secrecy, confidentiality and value of all the Intellectual Property, which measures are reasonable and customary in the industry in which the Company operates. Each of the Company's and the Subsidiaries' employees and other persons who, either alone or in concert with others, developed, invented, discovered, derived, programmed or designed the Intellectual Property, or who has knowledge of or access to information about the Intellectual Property, has entered into a written agreement with the Company or such Subsidiary, in form and substance satisfactory to the Company's management and reasonable and customary in the industry in which the Company operates (the "Proprietary Information Agreement") regarding the ownership and treatment of Intellectual Property.

                    (c) Neither the Company nor any Subsidiary has received any communication alleging that the Company or any Subsidiary has violated or by conducting its business as proposed, would violate, any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. None of the Company's or any Subsidiary's employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of the Company or any Subsidiary or that would conflict with the Company's or any Subsidiaries' business as conducted and proposed to be conducted. Neither the execution nor delivery of the Agreement, nor the carrying on of the Company or such Subsidiary, nor the conduct of the current business of the Company's or any Subsidiaries' business as proposed to be conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under any contract, covenant or instrument under which any of such employees is now obligated. It is not, and will not become, necessary to utilize any inventions of any of the Company's or any Subsidiary's employees (or people the Company or any Subsidiary currently intends to hire) made prior to their employment by the Company or such Subsidiary other than those that have been assigned to the Company pursuant to the Proprietary Information Agreement signed by such employee.

                  3.13 Industrial Company. The Company is qualified as an "Industrial Company" within the definition of the Law for the Encouragement of Industry (Taxes), 1969, and has obtained a certificate of the Company's auditors certifying such qualification, a copy of which is attached to this Agreement as
Schedule 3.13. To the Company's best knowledge, information and belief, there is no reason for disqualifying the Company from being an Industrial Company, nor would such reason arise through the conduct and performance of the Company's business and operations in accordance with its plans and projections.

                  3.14 Compliance with Laws. Each of the Company and its Subsidiaries is in compliance with all laws, ordinances, regulations, and orders applicable to it, the failure to comply with which would have, individually or in the aggregate, a Material Adverse Effect, including without limitation, the provisions of the Law for Encouragement of Capital Investments, 1959, applicable to the Company and the terms of any "Approval Letter" issued to the Company thereunder and its extensions, amendments and supplements, if any. Except as set forth on Schedule 3.14, the Company and its Subsidiaries have such licenses, franchises, permits and other approvals or authorizations from governmental regulatory authorities (collectively, the "Permits") as are necessary under applicable law to own their respective properties and to conduct their respective businesses in the manner now being conducted and as described in the Registration Statement; and the Company and its Subsidiaries have fulfilled and performed all of their respective obligations with respect to such Permits, except where the failure to hold such Permits or perform such obligations would not have a Material Adverse Effect. Except as set forth on Schedule 3.14 or otherwise in this Agreement (a) there are no citations, fines or penalties heretofore asserted against the Company or its Subsidiaries under any federal, state or local law or regulation which remain unpaid or which otherwise bind any assets material to the Company and its Subsidiaries considered as a whole and
(b) neither the Company nor any of its Subsidiaries has received any unresolved notice from any federal, state or local governmental authority with respect to any violation of any federal, state or local law or regulation which, if resolved against the Company or any of its Subsidiaries, would have, individually or in the aggregate, a Material Adverse Effect.

                  3.15 Insurance. The Company and its Subsidiaries have in full force insurance coverage of their respective properties, assets and business (including casualty, general liability, products liability and business interruption insurance) that is (a) no less protective in any material respect than the insurance the Company and its Subsidiaries have carried in accordance with their past practices, or (b) prudent given the nature of the business of the Company and its Subsidiaries and the prevailing practice among companies similarly situated.

                  3.16 Foreign Corrupt Practices Act. The activities of each of the Company and its Subsidiaries and its officers, directors and employees have complied, and the operations of each of the Company and its Subsidiaries and its officers, directors and employees have complied with all applicable laws governing corrupt or illicit business practices, including, without limitation, laws dealing with improper or illegal payments, gifts or gratuities and/or the payment of money or anything of value directly or indirectly to any person (whether a government official or private individual) for the purpose of illegally or improperly inducing any person or government official, or political party or official thereof, or any candidate for any such position, in making any decision or improperly assisting any person in obtaining or retaining business or taking any other action favorable to such person, and/or dealing with business practices in relation to foreign investments (including, by way of example, if applicable, the U.S. Foreign Corrupt Practices Act).

                    3.17 Foreign Currency Hedging Transactions. Neither the Company nor any of its Subsidiaries has entered into any foreign currency hedging arrangement.

                    3.18 Contracts. Except as set forth on Schedule 3.18, all contracts that are material to the Company and its Subsidiaries and to which the Company or any of its Subsidiaries is a party ("Material Contracts") which are required to have been filed as exhibits to the Registration Statement, have been so filed. All Material Contracts constitute valid and binding agreements of the Company or such Subsidiary and are enforceable against the Company or such Subsidiary in accordance with the terms thereof. There is not, with respect to the Material Contracts, any existing default, or event of default by the Company or any of its Subsidiaries or any other party, or event which with or without due notice or lapse of time or both would constitute a default or event of default on the part of the Company or any of its Subsidiaries, except such defaults or events of default on part of the Company or its Subsidiaries, or any other party and other events which would not have, individually or in the aggregate, a Material Adverse Effect. No default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default in the due performance and observance of any term, covenant or condition of any Material Contract or other indenture, mortgage, deed of trust, bank loan or credit agreement, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties is bound or may be affected, which defaults would have, individually or in the aggregate, a Material Adverse Effect.

                  3.19 Financial Statements. Attached hereto as Schedule 3.19 are balance sheets of the Company and its Subsidiaries as at December 31, 1998, December 31, 1997 and December 31, 1996, and statements of operations, cash flow and stockholders' equity for each of the fiscal years then ended, audited by the Company's independent public accountants, each including the accompanying notes. Such balance sheets of the Company and its Subsidiaries and the notes thereto present fairly the financial position of the Company and its Subsidiaries as at the respective dates thereof, and such statements of operations, cash flow and stockholders' equity of the Company and the notes thereto present fairly in all material respects the results of operations, cash flow and stockholders' equity of the Company for the periods therein referred to, all in accordance with United States generally accepted accounting principles consistently applied.

                  3.20 No Undisclosed Liabilities. Except as disclosed in
Schedule 3.20, the Company and its Subsidiaries have no material liabilities which are not reflected or reserved against in the balance sheets specified in
Section 3.19 above, except for liabilities incurred in the ordinary course of business and immaterial in amount consistent with past practice.

                  3.21 Listing of Ordinary Shares. The outstanding Ordinary Shares are listed on the Nasdaq National Market ("NASDAQ"), and the Company's listing agreement with respect thereto is in full force and effect. No action has been taken or threatened by Nasdaq with respect to the delisting or suspension from trading of the Ordinary Shares.

                  3.22 Taxes. The Company and each of its Subsidiaries has timely filed all necessary tax returns and notices, and has paid all federal, state, county, local and foreign taxes of any nature whatsoever to the extent such taxes have become due (including, without limitation, all tax returns required under the laws of the State of Israel). The Company has no knowledge, or any reasonable grounds to know, of any tax deficiencies which might be assessed against the Company which, if so assessed, may have a Material Adverse Effect; the Company and each of its Subsidiaries has paid all taxes which have become due, whether pursuant to any assessments or otherwise, and there is no further liability (whether or not disclosed on such returns) or assessments for any such taxes, and no interest or penalties accrued or accruing with respect thereto, except as may be set forth or adequately reserved for in the Company's financial statements , copies of which have been delivered to Purchasers. The Company has been informed that the Israeli income tax authorities intend to audit its tax returns for the years 1993 to 1997 (inclusive).

                  3.23 Certain Relationships. No material relationship, direct or indirect, exists between or among the Company or its Subsidiaries on the one hand and the directors, officers, or shareholders of the Company, on the other hand, other than in the ordinary course of the Company's business, nor does any relationship exist between or among the Company or its Subsidiaries on the one hand, and any of its customers or suppliers on the other hand, in value exceeding, with respect to any customer or supplier, 10% of the revenues or profits of the Company, on a consolidated basis, except those described in the Registration Statement, including without limitation items required to be disclosed under Item 13 of Form 20-F of the rules and regulations of the Securities and Exchange Commission under the Securities Act if the Company were to file a Form 20-F as of the date hereof.

                  3.24 HSR Act. The transactions contemplated by the Purchase Agreement are exempt from the requirements of the HSR Act because, for each of the fiscal years ended December 31, 1997 and December 31, 1998, (a) the aggregate book value of the Company's assets located in the U.S. (other than investment assets, voting or nonvoting securities of another person, and assets included pursuant to Section 801.40(c)(2) of the HSR Act) was less than $15 million, and (b) the Company's aggregate sales in or into the U.S. were less than $25 million. For purposes of this Section 3.27, the "Company" shall include all entities "controlled" by the Company, directly or indirectly, within the meaning of such term as defined in Section 801.1(b) of the HSR Act.


                                   ARTICLE IV

                            COVENANTS AND AGREEMENTS



                  4.1 Best Efforts. Upon the terms and subject to the conditions herein provided, each of Purchasers and the Company agrees to use its or his reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement and each other agreement contemplated hereby including to fulfill all conditions on its or his part to be fulfilled under this Agreement and each other agreement contemplated hereby. In case at any time after the Closing Date any further action is reasonably necessary or desirable to carry out the purposes of this Agreement and each other agreement contemplated hereby. No party hereto will take any action for the purpose of delaying, impairing or impeding the receipt of any required consent, authorization, order or approval or the making of any required filing. Each party hereto shall give prompt notice to all other parties of (a) any material failure of such party, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, and such party shall use all reasonable efforts to remedy such failure, and (b) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect any time from the date hereof to the Closing Date.


                  4.2      Indemnification.

                           (a)      Each party (the "Indemnifying Party") shall
indemnify, defend and hold harmless, from and after the Closing Date, each other party and each of their affiliates, officers, directors, employees, members, agents, successors, transferees and assigns (each of the foregoing, an "Indemnified Party") from and against all liabilities, losses, damages, claims, costs, interest, judgments, fines, amounts paid in settlement and expenses (including without limitation reasonable attorney's fees, whether incurred in connection with a claim for indemnification hereunder or in connection with any third party claim) (collectively, "Losses") incurred by any of them based upon, resulting from or arising out of (a) the breach of any representation or warranty of the Indemnifying Party contained in this Agreement or any other agreement contemplated by this Agreement, or (b) the breach of any covenant or agreement of the Indemnifying Party contained in this Agreement or any other agreement contemplated by this Agreement, including with respect to indemnification by the Company, and without limiting any of the foregoing, the breach of its covenant under Se4.3 below. No claim may be asserted nor may any action be commenced against the Indemnifying Party, unless prompt written notice of such claim or action is received by the Indemnifying Party describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim or action; provided that the failure of the Indemnified Party to give the Indemnifying Party prompt notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent that the Indemnifying Party is prejudiced thereby; provided that (a) the amount to be indemnified under this Section 4.2 shall be limited to the purchase price paid by an aggrieved Purchaser for the Shares, and (b) the Company's indemnification obligations hereunder relating to any breach of Sections 3.10, 3.12, 3.14, 3.15, 3.16, 3.17, 3.18, 3.19, 3.20, or 3.23 shall terminate on the 180th day after the Company has filed with the Commission a Form 20-F containing audited financial statements for the Company for the fiscal year ended December 31, 1999, unless a claim for indemnification shall be made with respect thereto, in which case such indemnification obligations shall remain in effect, only with respect to, and until the full and final resolution of such claim.

                           (b) The Indemnified Party shall give the Indemnifying
Party under this Section 4.2, prompt written notice (the "Indemnification Claim Notice") of any claim, assertion, event or proceeding by or in respect of a third party, of which such Indemnified Party has knowledge concerning any Loss as to which such Indemnified Party may request indemnification hereunder; provided that failure of the Indemnified Party to give the Indemnifying Party prompt notice as provided herein shall not relieve the Indemnifying Party of any of his or its obligations hereunder except to the extent that the Indemnifying Party is prejudiced thereby. The Indemnified Party may participate in such defense, but in such case the expenses of the Indemnified Party shall be paid by the Indemnified Party. The Indemnified Party shall, upon reasonable notice, provide the Indemnifying Party with access to his or its records and personnel relating to any such claim, assertion, event, proceeding or matter during normal business hours and shall otherwise cooperate with the Indemnifying Party in the defense settlement, or resolution thereof, and the Indemnifying Party shall reimburse the Indemnified Party for all his or its reasonable out-of-pocket expenses in connection therewith. The Indemnifying Party shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability unless the Indemnified Party consents in writing (which consent shall not be unreasonably withheld) to such payment or unless the Indemnifying Party withdraws from or fails to maintain the defense of such asserted liability or unless a final judgment from which no appeal may be taken by or on behalf of the Indemnifying Party is entered against the Indemnified Party for such liability. No settlement in respect of any third party claim may be effected by the Indemnifying Party without the Indemnified Party's prior written consent (which consent shall not be unreasonably withheld) unless the settlement involves a full and unconditional release of the Indemnified Party. If the Indemnifying Party fails to undertake or maintain any such defense within thirty (30) days of receipt of the Indemnification Claim Notice, the Indemnified Party shall have the right to undertake the defense or settlement thereof, at the Indemnifying Party's expense. If the Indemnified Party assumes the defense of any such claim or proceeding pursuant to this Section 4.2, it may conduct such defense as it reasonably deems appropriate (without regard to the availability of indemnification hereunder), and the Indemnifying Party shall be responsible for and pay all costs and expenses of such defense, including its compromise or settlement.

                           (c) The amounts for which an Indemnifying Party shall
be liable under this Section 4.2 shall be reduced by the (i) net reimbursement to such party from any insurance proceeds received by the Indemnified Party in connection with the circumstances giving rise to the right of indemnification (to the extent such insurance proceeds exceed the Indemnified Party's expenses in recouping such insurance proceeds), and (ii) net tax benefit actually realized by such party (as reduced by any actual or projected tax detriment resulting from receipt of the indemnification payment) directly resulting from the Losses to which the indemnification relates.

                  4.3 Registration of Conversion of Preferred Shares. The Company will ensure the registration by the Israeli Registrar of Companies of the conversion of all the Preferred Shares in the share capital of the Company (except for the Special Preferred Shares) into Ordinary Shares.

                  4.4 The Company shall not issue any Special Preferred Shares without issuing at the same time to Purchaser a portion of such shares issued, which portion corresponds to Purchasers' then portion of the outstanding shares of the Company.


                                    ARTICLE V

                              CONDITIONS PRECEDENT

                  5.1 Conditions to Each Party's Obligations. The respective obligations of each party to effect the transactions contemplated by the Agreement shall be subject to the conditions that no United States, state or foreign governmental authority or other agency or commission or United States, state or foreign court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary, or permanent) which is in effect and has the effect of prohibiting consummation of the transactions contemplated by this Agreement; and any filing required under U.S., state or other foreign securities laws shall have been made prior to the Closing.

                  5.2 Conditions to the Obligations of the Company. The obligation of the Company to effect the transactions contemplated by this Agreement to occur at the Closing shall be subject to the fulfillment at or prior to the Closing Date, of each of the following additional conditions:

                           (a)      Each of the Purchasers shall have performed
their obligations under this Agreement required to be performed by them at or prior to the Closing Date, pursuant to the terms hereof.

                           (b)      The representations and warranties of each
of the Purchasers contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, as if made at and as of such Date, except to the extent that any such representation or warranty is made as of a specified date in which case such representation or warranty shall have been true and correct as of such date.

                           (c)      All necessary waivers, consents and
approvals to or of the transactions contemplated by this Agreement to occur at or prior to the Closing, and each agreement contemplated hereby shall have been obtained, including without limitation the approval of the Chief Scientist of the Israeli Ministry of Industry and Commerce, the Investment Center.


                  5.3 Conditions to the Obligations of the Purchasers. The obligations of the

Purchasers to effect the transactions contemplated by this Agreement to occur at the Closing shall be subject to the fulfillment at or prior to the Closing Date, each of the following additional conditions (any of which may be waived by each of the Purchasers in writing):

                    (a) The Company shall have performed its obligations under this Agreement required to be performed by it at or prior to the Closing Date, pursuant to the terms hereof.

                    (b) The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, as if made at and as of such Closing Date, except to the extent that any such represor warranty is made as of a specified date in which case such representation or warranty shall have been true and correct as of such date and the Purchasers shall not have discovered any material conflict with any such representation or warranty.

                    (c) Since December 31, 1998, there shall have been no event or occurrence which has or is likely to have a Material Adverse Effect.

                    (d) Each of the Purchasers shall have received at or prior to the Closing Date fully executed copies of a registration rights agreement between the Company, Shamrock Holdings, Inc. and Purchasers, in the form of Exhibit A hereto (the "Registration Rights Agreement"), and any and all other agreements, documents, certificates or instruments contemplated by this Agreement and any of the foregoing.

                    (e) Each of the Purchasers shall have received at or prior to the Closing Date fully executed copies of amendments to the Warrant Agreements dated September 15, 1997 between the Company and each purchaser identified on Schedule 1 to the Note and Warrant Purchase Agreement dated September 15, 1997 among the Company, Paradigm Geophysical Corp., a Delaware corporation, and such purchasers, as amended ("1997 Warrants"), in accordance with the term sheet attached as Exhibit D hereto ("Amendment to 1997 Warrants").

                    (f) Each of the Purchasers shall have received at or prior to the Closing Date fully executed copies of an amendment to the Share Purchase Agreement dated July 1, 1996 among the Company and the purchasers identified on
Schedule 1 thereto, as amended ("1996 Purchase Agreement"), in accordance with the term sheet attached as Exhibit E hereto ("Amendment to 1996 Purchase Agreement").

                    (g) Each of the Purchasers shall have received at or prior to the Closing Date fully executed copies of an amendment to the Share Purchase Agreement dated June 1, 1995 among the Company and the purchasers identified on
Schedule 1 thereto, as amended ("1995 Purchase Agreement"), in accordance with the term sheet attached as Exhibit F hereto ("Amendment to 1995 Purchase Agreement").

                    (h) Each of the Purchasers shall have received at or prior to the Closing Date fully executed copies of amendments to the Warrant Certificates dated July 22, 1994 between the Company and each holder thereof, as amended ("1994 Warrants"), in accordance with the term sheet attached as Exhibit G hereto ("Amendment to 1994 Warrants").

                    (i) Each of the Purchasers shall have received at or prior to the Closing Date fully executed copies of an amendment to the Shareholders Agreement dated June 7, 1995 among the Company and certain shareholders of the Company, as amended (the "Shareholders Agreement"), which provides for the termination of the Shareholders Agreement upon the Closing

("Amendment to Shareholders Agreement").

                    (j) Each of the Purchasers shall have received at or prior to the Closing Date a legal opinion delivered by the Company's U.S. counsel dated as of the Closing Date, in substantially the form of Exhibit B hereto.

                    (k) Each of the Purchasers shall have received at or prior to the Closing Date a legal opinion delivered by the Company's Israeli counsel dated as of the Closing Date, in substantially the form of Exhibit C hereto.

                    (l) Each of the Purchasers shall have received at or prior to the Closing Date a copy of minutes or resolutions of the Board, which shall not have been rescinded or modified, approving the issuance of the Ordinary Shares to the Purchaser in accordance with the terms and conditions of this Agreement, and all other terms and conditions of this Agreement and all Schedules and Exhibits hereto, as certified by the Company's Secretary.

                    (m) Each of the Purchasers shall have received at or prior to the Closing Date a certificate of the Company's Secretary confirming the inscription of each of the Purchasers in the Company's register of members as the owner of the Ordinary Shares issued according to this Agreement.

                    (n) Each of the Purchasers shall have received at or prior to the Closing Date a copy of the share issuance form to be filed with the Company's Registrar, signed by the Company's Secretary. The Company shall have such form duly stamped and filed with the Registrar of Companies within thirty
(30) days after the Closing Date.

                    (o) Each of the Purchasers shall have received at or prior to the Closing Date a certificate of the Company's Chief Executive Officer or Chief Financial Officer dated the Closing Date, in substantially the form of Exhibit H hereto, certifying the satisfaction by the Company of all conditions precedent set forth in this Section 5.3.

                    (p) All necessary waivers, consents and approvals to or of the transactions contemplated by this Agreement to occur at or prior to the Closing Date, or each other agreement contemplated to have been obtained at or prior to the Closing Date shall have been obtained, including without limitation the approval of the Chief Scientist of the Israeli Ministry of Industry and Commerce, Investment Center, the consent of Bank Hapoalim B.M. and the Bank for Industrial Development in Israel Ltd., and, with respect to registration rights to be granted to each Purchaser under the Registration Rights Agreement, the approval of all security holders and warrant holders of the Company holding registration rights, in accordance with the terms of such registration rights.

                    (q) There shall have been no lawsuit, filed or threatened, which challenges this Agreement and all transactions contemplated hereby or seeks to impose any limitation on each Purchaser's purchase of the Shares.




                                   ARTICLE VI

                                  MISCELLANEOUS

                  6.1 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                  6.2 Waiver. Any waiver of or failure to insist on strict compliance with any representation, warranty, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                  6.3 Termination. This Agreement may be terminated at any time prior to the Closing Date without further Board or shareholder action of any party:

                                        (i) by the mutual written consent of all
                    parties;

                                        (ii) by the Company and any Purchaser,
                    if the conditions to the Closing have not been satisfied or waived by noon on May 31, 1999.


                  6.4 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally, sent by commercial carrier or registered or certified mail (postage prepaid, return receipt requested) or transmitted by facsimile with automated receipt confirmation to the parties at the following addresses and numbers:

                           (a)      If to Purchasers, to:

                                    The Eastgate Fund, L.P.
                                    393 Little Laurel Road Extension,
                                    Boone, North California 28607

                                    Attention: Harris Kaplan
                                    Fax No.:  828-265-1665

                                    with a copy to:

                                    Marcus & Thompson, P.C.
                                    504 North 4th Street, Suite 105
                                    Fairfield, Iowa 52556
                                    Attention:  Jay B. Marcus, Esq.
                                    Fax No.:  515-472-5404


                           (b)      If to the Company, to:

                                    Paradigm Geophysical Ltd.
                                    Merkazim Building
                                    32 Maskit Street
                                    P.O.B. 2061
                                    Herzliya B 46120, Israel
                                    Attention:  Eldad Weiss
                                    Fax No.:  011-972-9-958-9327
                                    with a copy to:

                                    Efrati, Galili & Co.
                                    6 Wissotsky Street
                                    Tel Aviv 62338
                                    Attention:  Ian Rostowsky, Adv.
                                    Fax No.:  011-972-3-601-0111

                                    with a copy to:

                                    Fulbright & Jaworski LLP
                                    666 Fifth Avenue, 31st Floor
                                    New York, New York 10103-3198
                                    Attention:  Andrew C. Freedman, Esq.
                                    Fax No.:     (212) 752-5958

                  6.5 Headings; Agreement. The headings contained in this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The "Agreement" for purposes of representations and warranties hereunder shall be deemed to include the exhibits hereto to be executed and delivered by a party.

                  6.6 Publicity. So long as this Agreement is in effect and except as required by law, the parties hereto shall not, and shall cause their Affiliates (as defined in Section 6.9) not to, issue or cause the publication of any press release or other announcement with respect to the transactions contemplated by this Agreement or the other agreements contemplated hereby, without the consent of the other parties, which consent shall not be unreasonably withheld or delayed.

                  6.7 Entire Agreement. This Agreement (including all Exhibits and Schedules hereto) contain the entire agreement among the parties and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

                  6.8 Conveyance Taxes. The Company agrees to assume liability for and to hold the Purchaser harmless against any sales, use, transfer, stamp, and value added taxes, registration, recording or other fees, and any similar taxes or fees incurred as a result of the issuance and sale of the Shares as contemplated hereby.

                  6.9 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Purchasers shall be permitted to assign any of their rights, interests or obligations under this Agreement, to any individual or entity that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with the Purchasers (each, an "Affiliate"); provided, however, that the Purchasers shall not assign this Agreement to a company engaged in the oil and natural gas exploration or production or software business.


                  6.10 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

                  6.11 Governing Law. The validity and interpretation of this Agreement shall be governed by the laws of the State of New York, without reference to the conflict of laws principles thereof.

                  6.12 Third Party Beneficiaries. This Agreement is not intended to confer upon any other person any rights or remedies hereunder.

                  6.13 Costs and Expenses. Each party will pay its own costs and expenses incurred in connection with the transactions contemplated hereby, except that, at the Closing, the Company shall pay all reasonable fees and expenses of legal counsel to Purchasers in an amount not to exceed $10,000. The Company shall also pay all stamp issuance taxes, fees of the Company's transfer agent and expenses of filing with the Israeli Registrar of Companies.

                  IN WITNESS WHEREOF, the Purchaser and the Company have caused this Agreement to be duly signed as of the date first written above.


                                 PARADIGM GEOPHYSICAL LTD.


                                By:     /s/ Eldad Weiss
                                    -------------------------------------
                                    Name:        Eldad Weiss
                                    Title:       President and CEO

                                EASTGATE FUND L.P.,
                                by Eastgate Management Corporation,
                                its general partner


                                By:     /s/ Harris Kaplan
                                    -------------------------------------
                                    Name:        Harris Kaplan
                                    Title:       President



                                EASTGATE INTERNATIONAL LIMITED,
                                by Eastgate Management
                                Corporation, its Investment Manager and
                                Authorized Agent


                                By:     /s/ Harris Kaplan
                                    -------------------------------------
                                    Name:    Harris Kaplan
                                    Title:   President



                                   /s/ Harris Kaplan
                                -------------------------------------
                                MR. HARRIS KAPLAN



                                BERMAN EASTGATE GROWTH FUND,
                                by Eastgate Management
                                Corporation, a general partner


                                By:     /s/ Harris Kaplan
                                    -------------------------------------
                                    Name:    Harris Kaplan
                                    Title:   President



19